Exhibit 99.1

Unifi Announces Strong Sequential Growth with First Quarter Fiscal 2021 Results

First quarter results reflect strong sequential growth as recovery takes hold faster than anticipated, driven by agile global business model and innovative culture

GREENSBORO, N.C., October 26, 2020 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first quarter of fiscal 2021 ended September 27, 2020.

First Quarter Fiscal 2021 Overview

•	Net sales were $141.5 million, a decrease of 21% year-over-year, but an increase of 64% sequentially compared to the fourth quarter of fiscal 2020.
•	Revenues from REPREVE® Fiber products represented a quarterly record of 35% of net sales compared to 31% in the first quarter of fiscal 2020.
•	Gross margin was 10.3%, an increase of 60 basis points year-over-year, despite the net sales decrease of 21% year-over-year.
•	Net income was $3.4 million, or $0.18 of diluted earnings per share (“EPS”).
•	Adjusted EBITDA[1] was $9.1 million.
•	Operating cash flows were $7.9 million, continuing the momentum from fiscal 2020.
•

On September 27, 2020, debt principal was $95.4 million while cash and cash equivalents were $78.1 million, resulting in Net Debt[1] of $17.3 million, a reduction from $23.6 million at June 28, 2020, and a record low level for the Company in more than 20 years.

•

During October 2020, the Company completed a strategic acquisition of the air-jet texturing assets of Texturing Service LLC (“TSI”) to enhance and expand the Company’s existing textured yarn capabilities; financial terms were not disclosed and did not impact first quarter fiscal 2021.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Our first quarter of fiscal 2021 results were better than anticipated and demonstrated the resilience of our business and the agility of our global model. We experienced sequential improvement in revenue during each month of the quarter and the pace of our recovery has been reassuring. We also achieved an expansion of gross margin by 60 basis points year-over-year, which was quite an achievement given ongoing pandemic-related volume pressures. Interest in our sustainable solutions remains high,

[1]

Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

as exemplified by REPREVE® Fibers reaching 35% of our net sales. In the quarters ahead, our team will remain intently focused on the customer experience, driving new and innovative sustainable solutions, and returning to long-term growth. I am confident that our diverse global operations, strong management team, and solid financial position will enable us to regain our momentum throughout fiscal 2021.”

First Quarter Fiscal 2021 Compared to First Quarter Fiscal 2020

Net sales were $141.5 million, compared to $179.9 million in the first quarter of fiscal 2020. The decline was primarily the result of overall lower global demand, lower selling prices in connection with lower raw material costs, and unfavorable foreign currency translation. The decline was partially offset by volume growth in Brazil due to the operation’s strength and ability to quickly respond to pandemic-related demand fluctuations. Net sales exhibited sequential monthly increases, driving a 64% increase over the fourth quarter of fiscal 2020.

Gross profit decreased to $14.6 million from $17.4 million in the first quarter of fiscal 2020, primarily due to the expected lower sales and production volumes in the U.S. However, gross margin increased to 10.3%, compared to 9.7%, driven by improvements in both Asia and Brazil.

Operating income for the first quarter of fiscal 2021 was $2.9 million, compared to $6.3 million for the first quarter of fiscal 2020, primarily due to the pandemic impact on U.S. gross profit.

Net income was $3.4 million, or $0.18 per share, and included a $1.2 million income tax benefit resulting from a $2.7 million net benefit in connection with recently passed high-tax exception rules. Net income for the first quarter of fiscal 2020 was $3.7 million, or $0.20 per share, and was adversely impacted by a $1.2 million loss from a minority interest investment the Company sold in April 2020.

Net Debt was $17.3 million on September 27, 2020, compared to $88.3 million on September 29, 2019. Cash and cash equivalents increased to $78.1 million on September 27, 2020, up from $34.1 million on September 29, 2019. The favorable cash and liquidity positions benefited from the $60.0 million sale proceeds of a minority interest investment the Company sold in April 2020 and continued diligence around lowering working capital and capital expenditures.

Acquisition of TSI Assets

During October 2020, the Company completed the acquisition of TSI’s air-jet texturing assets located in Virginia.

Unifi Announces Strong Sequential Growth with First Quarter Fiscal 2021 Results	2

Financial terms were not disclosed. Customers and production activity will transition to the Company’s Polyester segment operations in North Carolina during the second quarter of fiscal 2021.

Fiscal 2021 Outlook

For fiscal 2021, assuming no further significant disruptions to global markets or further adverse impacts from COVID-19, the Company notes and expects the following:

•

The initial recovery in net sales and profitability in the first quarter of fiscal 2021 appears consistent with the improvements in the apparel industry, in spite of the lingering challenges of COVID-19;

•

Entering the second quarter of fiscal 2021, net sales trends are encouraging and are expected to continue to improve; should these trends remain, growth in profitability is expected to follow at commensurate rates, considering any routine seasonal net sales and expense items;

•	Sales of REPREVE® and value-added products are expected to continue recent growth rates and increase as a percentage of net sales; and
•	$22.0 to $25.0 million of capital expenditures are expected for fiscal 2021.

First Quarter Fiscal 2021 Earnings Conference Call

The Company will provide additional commentary regarding its first quarter fiscal 2021 results and other developments during its earnings conference call on October 27, 2020, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 23 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. The Company's proprietary PROFIBER™ technologies offer increased performance, comfort and style advantages, enabling customers to develop products that perform, look and feel better. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands

Unifi Announces Strong Sequential Growth with First Quarter Fiscal 2021 Results	3

in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	September 27, 2020	September 29, 2019
Net sales	$141,505	$179,949
Cost of sales	126,944	162,506
Gross profit	14,561	17,443
Selling, general and administrative expenses	11,364	10,980
(Benefit) provision for bad debts	(887)	9
Other operating expense, net	1,178	108
Operating income	2,906	6,346
Interest income	(125)	(210)
Interest expense	871	1,257
Equity in (earnings) loss of unconsolidated affiliates	(93)	866
Income before income taxes	2,253	4,433
(Benefit) provision for income taxes	(1,179)	721
Net income	$3,432	$3,712

Net income per common share:
Basic	$0.19	$0.20
Diluted	$0.18	$0.20

Weighted average common shares outstanding:
Basic	18,447	18,481
Diluted	18,698	18,726
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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 27, 2020	June 28, 2020
ASSETS
Cash and cash equivalents	$78,095	$75,267
Receivables, net	77,228	53,726
Inventories	104,780	109,704
Income taxes receivable	7,387	4,033
Other current assets	9,760	11,763
Total current assets	277,250	254,493
Property, plant and equipment, net	200,222	204,246
Operating lease assets	8,482	8,940
Deferred income taxes	2,333	2,352
Other non-current assets	3,950	4,131
Total assets	$492,237	$474,162

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$38,468	$25,610
Accrued expenses	16,618	13,689
Income taxes payable	3,936	349
Current operating lease liabilities	1,773	1,783
Current portion of long-term debt	13,506	13,563
Total current liabilities	74,301	54,994
Long-term debt	81,279	84,607
Non-current operating lease liabilities	6,811	7,251
Other long-term liabilities	9,214	8,606
Deferred income taxes	555	2,549
Total liabilities	172,160	158,007

Commitments and contingencies

Common stock	1,845	1,845
Capital in excess of par value	62,810	62,392
Retained earnings	319,156	315,724
Accumulated other comprehensive loss	(63,734)	(63,806)
Total shareholders’ equity	320,077	316,155
Total liabilities and shareholders’ equity	$492,237	$474,162

Unifi Announces Strong Sequential Growth with First Quarter Fiscal 2021 Results	6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	September 27, 2020	September 29, 2019
Cash and cash equivalents at beginning of period	$75,267	$22,228
Operating activities:
Net income	3,432	3,712
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in (earnings) loss of unconsolidated affiliates	(93)	866
Distributions received from unconsolidated affiliates	—	10,437
Depreciation and amortization expense	6,112	5,685
Non-cash compensation expense	509	187
Deferred income taxes	(2,072)	(760)
Other, net	(132)	(127)
Changes in assets and liabilities	166	3,822
Net cash provided by operating activities	7,922	23,822

Investing activities:
Capital expenditures	(1,864)	(4,585)
Other, net	—	(21)
Net cash used by investing activities	(1,864)	(4,606)

Financing activities:
Proceeds from long-term debt	—	23,000
Payments on long-term debt	(3,445)	(29,508)
Other, net	(7)	(15)
Net cash used by financing activities	(3,452)	(6,523)

Effect of exchange rate changes on cash and cash equivalents	222	(803)
Net increase in cash and cash equivalents	2,828	11,890
Cash and cash equivalents at end of period	$78,095	$34,118

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BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	September 27, 2020	September 29, 2019
Polyester	$69,076	$88,695
Asia	37,723	45,957
Brazil	22,606	24,172
Nylon	11,029	20,202
All Other	1,071	923
Consolidated net sales	$141,505	$179,949

Gross profit details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	September 27, 2020	September 29, 2019
Polyester	$4,632	$7,795
Asia	4,578	4,282
Brazil	4,613	4,159
Nylon	665	1,178
All Other	73	29
Consolidated gross profit	$14,561	$17,443

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended
	September 27, 2020	September 29, 2019
Net income	$3,432	$3,712
Interest expense, net	746	1,047
(Benefit) provision for income taxes	(1,179)	721
Depreciation and amortization expense (1)	6,052	5,622
EBITDA	9,051	11,102

Equity in loss of PAL	—	1,175
EBITDA excluding PAL	9,051	12,277

Other adjustments (2)	—	—
Adjusted EBITDA	$9,051	$12,277

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	For the periods presented, there were no other adjustments necessary to reconcile Net income to Adjusted EBITDA. However, such adjustments may be presented in future periods when applicable.

Net Debt

Reconciliations of Net Debt are as follows:

	September 27, 2020	June 28, 2020
Long-term debt	$81,279	$84,607
Current portion of long-term debt	13,506	13,563
Unamortized debt issuance costs	651	711
Debt principal	95,436	98,881
Less: cash and cash equivalents	78,095	75,267
Net Debt	$17,341	$23,614

Cash and cash equivalents

At September 27, 2020 and June 28, 2020, the Company’s domestic operations held approximately 62% and 54% of consolidated cash and cash equivalents, respectively.

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude equity in loss of PAL and, from time to time, certain other adjustments necessary to understand and compare the underlying results of UNIFI.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations. Equity in loss of PAL is excluded from Adjusted EBITDA because such results do not reflect our operating performance.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of environmental, health and safety regulations; the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations; the operating performance of joint ventures and other equity method investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

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